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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Opticare Health Systems, Inc.
Waterbury, Connecticut


We consent to the incorporation by reference in Opticare Health System, Inc.'s Registration Statement No. 333-34628 on Form S-8, of our report dated November 21, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Opticare Health System, Inc. and subsidiaries for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
November 28, 2001